As filed with the Securities and Exchange Commission on July 7 , 2011
Registration Number:  333-173438

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
(Amendment No. 3 )

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DOGINN INC.
(Exact Name of Registrant As Specified in its Charter)

Nevada	7389	27-3191889
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1380 Lougar Ave Sarnia, Ontario, N7S 5N7, Canada (519) 381-7086		Nevada Agency and Trust Company 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (775) 322-0626
(Address and telephone number of principal executive offices)		Name, address and telephone of agent for service

With copies to:
Jody M. Walker
Attorney At Law
7841 South Garfield Way
Centennial, CO 80122
Tel:  303-850-7637
Fax:  303-482-2731

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock(2)	3,340,000 shares	$0.01	$33,400	$3.87
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Represents common stock being sold on behalf of selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated July 7 , 2011

PROSPECTUS

DOGINN INC.

3,340,000 COMMON SHARES ON BEHALF OF SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering the 3,340,000 common shares offered through this prospectus. The 3,340,000 common shares offered by the selling shareholders represent 37% of the total outstanding common shares as of the date of this prospectus.  We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.01 per common share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$33,400	None	$33,400

The 3,340,000 common shares included in this prospectus may be offered and sold directly by the selling shareholders.    Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.01 per share.   Sales at variable prices may commence following quotation of the securities on the OTC BB or listing on a national securities exchange.

The selling shareholders, brokers or dealers effecting transactions in these shares should confirm that the common shares are registered under applicable state law or that an exemption from registration is available.  We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB, the middle tier of the OTC Market.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

The offering shall terminate on July 7 , 2012.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this prospectus entitled Risk Factors on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 4 and the financial statements.

DogInn Inc.

We were incorporated on July 15, 2010 under the laws of the state of Nevada.  Our principal offices are located at 1380 Lougar Ave, Sarnia, Ontario, Canada.  Our telephone number is (519) 381-7086.

We intend to become a resource for travelers seeking information and resources regarding pet friendly accommodation, services and products.

We are still in our development stage and plan on commencing business operations on our website in spring 2012. The DogInn website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The first phase of our plan of operations is the early stage development of the website that demonstrates the capabilities of the website, initial content development, and the development of a list of pet related service providers. Expenses related to phase one are expected to be less than $30,000 and we expect to have this stage of the websites development completed by September of 2011. If we are successful in the first phase the development of our website we will move on to the second phase of our plan of operations which is the full development of the website. The company currently does not have sufficient capital to proceed with the second phase of its plan of operations which is estimated at approximately $100,000 and expected to take approximately 6 months. We can provide no assurance that we will be successful in our planned development of our website.

We have not earned any revenues to date.  We do not anticipate earning revenues until we have completed our website and commenced marketing activities.  As of March 31, 2011, we had $43,961 cash on hand and $2,889 in liabilities.  Accordingly, our working capital position as of March 31, 2011 was $41,071.  Since our inception through March 31, 2011, we have incurred a net loss of $6,476.  Our net loss is due to lack of revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and due to the fact that to date we have had no revenues.

Our fiscal year ended is December 31.

The Offering

Securities Being Offered	Up to 3,340,000 common shares.

Sales by Selling
Shareholders	The sales price to the public is fixed at 0.01 per share. Sales at variable prices may commence following quotation of the securities on the OTC BB or listing on a national securities exchange.

We are registering common shares on behalf of the selling shareholders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling shareholders and have no control or affect on the selling shareholders.

Securities Issued and to be Issued
8,998,776 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.  The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Market for our
common stock.
Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.   We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

	March 31, 2010	December 31, 2010
Balance Sheet Data	(unaudited)	(audited)
Cash	$43,961	$44,517
Total Current Assets	$-	$-
Liabilities	$2,889	$2,889
Total Stockholder’s Equity	$41,071	$41,628

Statement of Loss and Deficit	For the	From Inception
	three months ended	(July 15, 2010) to
	March 31, 2011	March 31, 2011
	(unaudited)	(audited)
Revenue	$-	$-
Net Loss for the Period	$557	$6,476

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stage of our business plan; however, we currently do not have any operations and we have no income. We estimate that we will require an additional $100,000 in order to reach operational status and conduct our proposed operations. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not generated any income from operations to date and future financial results are uncertain.  We cannot assure you that the registrant can operate in a profitable manner.  We have an accumulated deficit of $(6,476) from inception to March 31, 2011. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of the registrant.

Our independent auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

Our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $6,476 for the period from July 15, 2010 (inception) to March 31, 2011 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

We anticipate our operating expenses will increase prior to our earning revenues.  We may never achieve profitability and you may lose your entire investment.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We anticipate that our ongoing expenses will increase by approximately $10,000 once we become a reporting company under the Securities Exchange act of 1934. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to complete the development of our website or even meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $15,000 per year for the next few years and will be higher if our business volume and activity increase but lower during our first year of being public because we have not yet been subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to complete the development of our website or even meet routine business obligations.

Immediately following the effective date, we will not be a fully reporting company and there is a risk that our reporting obligations under Section 15(d) of the Securities Act will be suspended.

Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC.   However, we will not be a fully reporting company immediately following the effective date of this registration statement.  There is a risk that our reporting obligation sunder Section 15(d) of the Securities Act will be suspended in the event we have less than three hundred records shareholders at our next fiscal year end.

Until we become a fully reporting company under the requirements of the Exchange At, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934 which does not require a company to file all the same reports and information as fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934.

Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

Because our executive officer does not have experience in e-commerce, there is a higher risk our business will fail.

None of our executive officers have any experience in e-commerce and have never managed any company involved in e-commerce. As a result our business could suffer irreparable harm due to our lack of experience in e-commerce.

Our executive officer has only agreed to provide his services on a part-time basis.   He may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Because we are in the development stage of our business, our executive officer will not be spending a significant amount of time on our business. Thomas Bartlett expects to expend approximately 20 hours per week on our business. Competing demands on Mr. Bartlett’s time may lead to a divergence between his interests and the interests of other shareholders. Thomas Bartlett is the owner and operator of C&C Coatings, an applicator of Teflon and powder coating to metals. None of the work he will be undertaking as an owner and operator of C&C Coatings will directly compete with the registrant.

Our executive officer owns approximately 63% of our outstanding common stock.  Investors may find that corporate decisions influenced by our executive officer are inconsistent with the best interests of other stockholders

Thomas Bartlett, our sole officer and director, owns approximately 63% of the outstanding shares of our common stock as of the date of this prospectus.  Accordingly, he has, and following the completion of the offering, will continue to have power in deciding every aspect of our business.  He will have the power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of our executive officer may still differ from the interests of other stockholders. Mr. Bartlett owns 5,658,776 common shares for which he paid $14,147.

Our executive officer is a Canadian resident; difficulty may arise in attempting to effect service or process on him in Canada

Because our executive officer is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against the registrant’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The Internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by viruses, worms, and spy-ware.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

We will rely on a third-party for hosting and maintenance of our website.  Any mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

We may be exposed to liability for infringing intellectual property rights of other companies

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any trademarks which our company might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any trademark infringement suits or in asserting any trademark rights, in suit with another party.

We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

As long as we remain a smaller reporting company, we will not be required to obtain or disclose an auditor’s attestation concerning management’s report on internal controls over financial reporting.  Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTC Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the OTC Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

●	the evolving demand for our service;
●	our ability or inability to arrange for financing;
●	our ability to manage expenses;
●	changes in our pricing policies or our competitors; and
●	global economic and political conditions.

Further, if our common stock is traded on the OTC Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of common shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 3,340,000 common shares through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, Original Source common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:
   -   Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the sale of 3,340,000 common shares being registered on behalf of selling shareholders.  We are bearing all costs relating to the registration of the common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common shares.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The sales price to the public is fixed at 0.01 per share.   Sales at variable prices may commence following quotation of the securities on the OTC BB or listing on a national securities exchange.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 3,340,000 common shares offered by the selling shareholders may be sold by one or more of the following methods, without limitation:
   -  ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   -  face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

(a)  ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b)  privately negotiated transactions;
(c)  market sales (both long and short to the extent permitted under the federal securities laws);
(d)  at the market to or through market makers or into an existing market for the shares;
(e)  through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(f)  a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The shareholders and any broker-dealers or agents that participate with the shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

State Law Restrictions on Resale

If a selling security holder wants to sell our common shares under this registration statement in the United States, the selling shareholders will also need to comply with the states securities laws with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.

Any person who purchases common shares from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with state laws regarding secondary sales.  When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Selling Shareholders

The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders.  We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding.

The registrant shall register, pursuant to this prospectus 3,340,000 common shares currently outstanding for the account of the following individuals or entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Name	Total Shares Before Offering	# of Shares Being Registered	Total Shares After Offering	% After Offering
Anna Bartlett	112,500	112,500	Nil	Nil
Daphne Bartlett	100,000	100,000	Nil	Nil
John Bartlett	120,000	120,000	Nil	Nil
Daniel Beamer	100,000	100,000	Nil	Nil
Ken Clark	100,000	100,000	Nil	Nil
Kevin Delben	90,000	90,000	Nil	Nil
Andrew Ferrera	100,000	100,000	Nil	Nil
Jeremy Ferrera	100,000	100,000	Nil	Nil
Justin Ferrera	100,000	100,000	Nil	Nil
Laura Ferrera	100,000	100,000	Nil	Nil
Sharon Ferrera	100,000	100,000	Nil	Nil
Lloyd Hardman	150,000	150,000	Nil	Nil
Elizabeth Kiraga	100,000	100,000	Nil	Nil
Greg Langis	100,000	100,000	Nil	Nil
Linda Marchen	75,000	75,000	Nil	Nil
Peter Marchen	75,000	75,000	Nil	Nil
George McAvity	90,000	90,000	Nil	Nil
Michelle McAvity	90,000	90,000	Nil	Nil
Chris Muson	80,000	80,000	Nil	Nil
Jeff Muson	80,000	80,000	Nil	Nil
Kerry Muson	80,000	80,000	Nil	Nil
Bina Parekh	100,000	100,000	Nil	Nil
Billy Pilon	112,500	112,500	Nil	Nil
Gert Shliebush	100,000	100,000	Nil	Nil
Kortnee Smith	100,000	100,000	Nil	Nil
Nancy Spragg	100,000	100,000	Nil	Nil
Robert Waybrandt	100,000	100,000	Nil	Nil
Todd Whitlock	100,000	100,000	Nil	Nil
Casey Winegard	185,000	185,000	Nil	Nil
Charles Winegard	100,000	100,000	Nil	Nil
Kelly Winegard	100,000	100,000	Nil	Nil
Marion Winegard	100,000	100,000	Nil	Nil
Tim Winegard	100,000	100,000	Nil	Nil
Total	3,340,000	3,340,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

Other than Casey Winegard the wife of Thomas Bartlett our President and director, Anna Bartlett the sister of our president, John Bartlett the father of our president, Daphne Bartlett the mother of our president, Marion Winegard the mother-in-law of our president, Charles Winegard the father-in-law of our president, Kelly Winegard the sister-in-law of our president, and Billy Pilon, Todd Whitlock and Tim Winegard the brothers-in-law of our president, none of the selling shareholders:

(1)	have had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	have ever been one of our officers or directors.

Prior to each sale of common shares to the selling shareholders, each selling shareholder represented in writing to the registrant that the common shares would be purchased solely for the account of the shareholder and not for distribution. The selling shareholders further represented that, at the time of purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. All selling shareholders have represented to the registrant that they intend to sell their shares in the ordinary course of business.

DESCRIPTION OF BUSINESS

In General

The registrant was incorporated in Nevada in July 2010 to become a resource for travelers seeking information and resources regarding pet friendly accommodation, services, and products.  The registrants intention is to incorporate improvements over the small number of existing Internet offerings in the pet friendly travel space. The registrant’s website www.doginn.com move away from traditional types of user interfaces (i.e. text-based systems, multi-page, use of drop down boxes, etc.) to a simple interactive map-based presentation. The website will aim for maximum content and add new value-added features on an ongoing basis. It will be offered at no cost to the visitor and integrate a fast and efficient search capability. The website will be interactive, easy to use, content rich and graphically appealing.

The Market

Pet ownership continues to rise and interest in travel with their pets continues to be very high. According to the 2011 -2012 American Pet Products Manufacturers Association (APPMA) National Pet Owners Survey , 62% of U.S. households own a pet, which equates to 72.9 millions homes. In 1988, the first year the survey was conducted, 56% of U.S. households owned a pet as compared to 62% in 2008. Total U.S. pet industry expenditures were estimated at $48.35 billion in 2010, and expected to rise to 50.84 billion in 2011. The expenditures crossed the $40 billion mark in 2007 ($41.2 billion) and $30 billion in 2003 ($32.4).

According to APPMA’s 375 page NPOS 2005/096 survey a growing number of dog owners are taking the family pet with them when they hit the road, with 19% of dog owners bring along their dog when traveling,- up from 16% in 2002. In this same survey, three-quarters of dog owners consider their dog like a child or family member and more than half of cat owners say the same.

According to statistics, 67% of pet owners travel with their pets. (American Annimal Hospital Association Pet Owner Survey 2004.) 37% of pet owners would travel more with their pets if they knew more accommodations accepted pets. (Starwood Hotels & Resorts survey.) 76% of pet owners would be more loyal to a hotel chain that accepted pets, even when they weren’t traveling with their pets. (Starwood Hotels & Resorts survey).

Competition

As pet ownership continues to increase and the market responds with an ever increasing number of products to cater to this market, so too have related online services and offerings. There are several websites currently active in this space such as: dogfriendly.com, pettravel.com, petswelcome.com, petfriendlytravel.com, petvacationhomes.com, petvacations.com, petvr.com, tripswithpets.com, petscanstay.com, takeyourpet.com.

Leaders in the space have dated presentations; however, they also claim to have the most listings. Dogfriendly.com claims to have over 20,000 listings and pettravel.com claims to have over 36,000. Virtually every participant in the pet travel space has the same search methodology for pet-friendly accommodations which are basically drop down boxes organized by state and city. Visitors ultimately must choose between dozens of cities, one at a time, which are simply listed alphabetically. If a visitor is unfamiliar with an area, searching may prove to be difficult and cumbersome. Information on these other sites is largely presented in text based format.

DogFriendly.com, Inc. claims to be the leading provider of nationwide city guides and travel guides for dog owners, publishing both online and offline guides since 1998.  One of their many print publications, “United States and Canada Dog Travel Guide - 4th Edition,” (new for 2010 and completely redone) claims to have over 20,000 dog-friendly places, covering the entire United States and Canada with information on
   -  Accommodations,
   -  Beaches,
   -  Public Transportation,
   -  National Parks,
   -  Visitor Attractions,
   -  Shopping,
   -  Touring,
   -  Outdoor Dining,
   -  Off-Leash Dog Parks and
   -  Emergency Veterinarians.

The clear strength of the website is its large number of listings across several categories.  There are several additional guides (print) including a Campground and Park Guide for Dog Travelers (2nd Ed), East Coast Dog Travel Guide, etc. The content associated with the print publications appears to have crossed over into the web-based version.  Dogfriendly.com also appears high on search results (1st page).

However, their presentation and graphics are strictly text based. And they have limited content with very short descriptions of pet-related information in listings. In the online version, once the visitor drills down to the state level, searching must be done by city – with virtually each state having literally dozens of cities to choose from – listed alphabetically.  The listings by city can be seen to in essence parallel the table of contents in a magazine type of format.

The Website

The registrant’s website, www.doginn.com, will act as a resource for travelers seeking pet friendly accommodation as well as services and products.  The homepage will have a brief description of what the site offers and how it functions.  The website will incorporate mapping features that are increasingly seen online with Google searches and obtain mapped listings on the first page of results.  The website will integrate appealing graphics with an aim towards a fun and entertaining website.  Doginn.com will seek to rival or exceed the market leaders in terms of content offered.  Management believes that having a significant amount of relevant content is a critical key.  The search content of the site will generate a list form of search results alongside of the mapped search with the ability to select an additional level of detail.  Search results of pet friendly accommodation can be further filtered through the selection of additional criteria such as
1)  the number of pets allowed,
2)  dog-friendly park within walking distance,
3)  maximum cost for pet
4)  handicap accessible,
5)  type of accommodation (hotel, B&B, vacation home, etc.)
6)  Other services, etc.

Each type of search criteria would have its own series of check boxes. Visitors simply click a “Fetch” button to generate results.

Other content such as featured locations, travel tips, etc. would have their own distinct areas on the website, well-segregated from the core mapping feature. As the website develops value added services will be integrated such as ideas, coupons, and special offers from pet friendly travel locations.

The proposed features of our website described above are not guaranteed and are based only on the registrant’s expectations.

The DogInn website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The first phase of our plan of operations is the early stage development of the website that demonstrates the capabilities of the website, initial content development, and the development of a list of pet related service providers. Expenses related to phase one are expected to be less than $30,000 and we expect to have this stage of the websites development completed by September of 2011. If we are successful in the first phase the development of our website we will move on to the second phase of our plan of operations which is the full development of the website. The company currently does not have sufficient capital to proceed with the second phase of its plan of operations which is estimated at approximately $100,000 and expected to take approximately 6 months. We can provide no assurance that we will be successful in our planned development of our website.

Revenue Sources

The website will have revenue potential from several intended targets.

The website will charge pet friendly service providers if they wish to have an enhanced directory listing for their property which will include
   -  a higher position on the results page,
   -  more images vs. one small picture for basic listings, or
   -  feedback on hits/visits generated from the doginn.com website.

The registrant has not predetermined the price it will charge for these value added services at this time.  Comparative pricing from petfriendlytravel.com is $119 for 6 months, $199 for 1 year. Their listing includes a one page detailed description of the property, including
   -  pet information,
   -  link to their website,
   -  link to their E-mail,
   -  link to their reservations page,
   -  availability calendar,
   -  guestbook,
   -  tracking URL,
   -  up to 6 photos,  and
   -  access listing stats to track the number of hits their listing receives.

The registrant will seek to partner with one or more product sites to offer an array of innovative pet products. Any product fulfillment would be through the partner site.

Marketing

Due to the limited resources of the registrant at this time, the registrant will implement its marketing strategy in a series of phases, leveraging any early successes to raise additional capital with which to pursue additional marketing efforts. This phased strategy will apply to both development of its website and its parallel marketing strategy which will move forward together. This rollout is expected to occur as follows:

1)	Initial website development. Develop an initial website that illustrates the operation capabilities of www.doginn.com.
2)	Content development. Using 3rd party sources to develop an extensive contact list and information database on pet related information of services providers. Incorporate this into the beta website.
3)	Sales and marketing materials. Create the requisite selling materials targeted to service providers.

If the registrant is able to secure further funding, additional funds would be allocated to targeting the service providers, other advertisers, and potential product supplier partners. As well as content management, expansion of the website, and further marketing campaigns.

Government Regulation

Some electronic commerce activities are regulated by the Federal Trade Commission. These activities include the use of commercial e-mails, online advertising and consumer privacy. The Federal Trade Commission regulates all forms of advertising, including online advertising, and states that advertising must be truthful and non-deceptive. Safeguards will be put in place to protect consumers’ rights and privacy on our website.

Employees

We have no employees as of the date of this prospectus other than our president. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 1380 Lougar Ave, Sarnia, Ontario, Canada, N7S 5N7. This office space is being provided to the registrant free of charge by our president, Mr. Bartlett. This arrangement provides us with the office space necessary at this point. As business operations increase, we may need to lease or acquire additional or alternative space to accommodate our development activities and growth.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.01 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the OTC Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 65,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 7 , 2011, there were 8,998,776 shares of our common stock issued and outstanding held by thirty four (34) stockholders of record. There are no preferred shares issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Two persons present and being, or represented by proxy, shareholders of the Corporation are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase common shares.

Options

We have not issued and do not have outstanding any options to purchase common shares.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into common shares or any rights convertible or exchangeable into common shares.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

The registrant is a development stage company with limited initial funding.   Therefore, development will occur in several phases, as follows:

Phase One:

Early stage development of the website that demonstrates the capabilities of the website, initial content development, and the development of a list of pet related service providers.

Due to the nature of the costs involved and the fact that the registrant’s president will not be receiving a salary at this time, expenses related to phase one are expected to be less than $30,000. The president will spearhead this effort and the completion of Phase I is expected by September 2011. The registrant currently has sufficient capital to complete this phase of its plan of operations.

Phase Two:

Management believes that if the registrant is successful in the completion of phase one, the proof of concept will enable the registrant to raise additional funds to fully develop the website and fund an expanded sales and marketing effort. Management anticipates hiring 1-2 permanent staff for this effort and to go live and roll out the website. The registrant expects this phase to cost approximately $100,000. The president will spearhead this phase of its plan of operations. If the registrant is able to carry forward with this phase of its plan of operations it expects the process to take approximately 6 months. The registrant does not currently have sufficient capital to carry out this phase of its plan of operations. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

Results of Operations for the three months ended March 31, 2011

We did not earn any revenues in the three months ended March 31, 2011.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $557 in the three months ended March 31, 2011.  These operating expenses included the preparation of our financial statements in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of Operations for Period Ending December 31, 2010

We did not earn any revenues from inception through the period ending December 31, 2010.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $5,919 from inception on July 15, 2010 through the period ended December 31, 2010.  These operating expenses included the purchase of our domain name, the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of March 31, 2011, we had cash of $43,961 and operating capital of $41,071.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $7,329 during the period from our inception on July 15, 2010 through to March 31, 2011. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on July 15, 2010 through to March 31, 2011.

Cash from Financing Activities

We generated cash from financing activities in the amount of $47,547 during the period from our inception on July 15, 2010 through to March 31, 2011. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations.  We plan to spend the balance of these proceeds as described above under Plan of Operations.

As of March 31, 2011, we had no commitments for capital expenditures.

We estimate that our total expenditures over the next twelve months will be approximately $130,000 to $150,000.  We anticipate that our cash and working capital will be sufficient to enable us to complete the first stage of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of July 7 , 2011 are as follows:

Name	Age	Position(s) and Office(s) Held	Term of Office
Thomas Bartlett	34	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	Since Inception To Present

Set forth below is a brief description of the background and business experience of our officers and directors.

The registrant believes that the skills, experiences and qualifications of its officers and directors provide the registrant with the expertise and experience necessary to advance the interests of its shareholders.

Thomas Bartlett is our President, CEO, CFO and director. Following graduation from Dalhousie University in Halifax, Nova Scotia with a Bachelor of Commerce Co-op Degree in April 2000, Mr. Bartlett completed the Information Technology Professional Program at Lambert College in Sarnia, Ontario in 2001, where he received an A+ Technician Hardware Certification, as well as the MCP (Microsoft Certified Professional) MCSE (Microsoft Certified Systems Engineer) and CCNA (Cisco Certified Network Associate) designations. Mr. Bartlett worked as a Brokers Assistant at RBC Dominion Securities in 1997, and as a Marketing Assistant in the U.K. at National Britannia through 1998. While at Cargonet Software in 2000, as IT and Marketing Associate Mr. Bartlett was not only responsible for telemarketing and helpdesk support for Cargonet Software, he was involved with business to business marketing of logistics software and performed testing and installation of logistics software. While at Infotech Associates in Sydney Australia from 2002 to 2004 Mr. Bartlett acted as business consultant in several business initiatives for major clients, areas included IT, finance, marketing initiatives and back office process management. While at IBM Canada from 2004 to 2006 as Territory Sales Representative for Northern California, Mr. Bartlett was responsible for identifying/driving new opportunities, increasing market share and growth within the SMB market on IBM’s total portfolio of hardware, software and services through telecoverage. Since 2006 Mr. Bartlett has been owner / operator of C&C Coatings, a Sarnia, Ontario based applicator of Teflon and Powder Coating to metals. He is responsible for all company operations including sales, finance, marketing, HR, quality control and administration. Mr. Bartlett’s extensive experience in IT and business is well suited to the requirements on him to carry out the registrant’s business plan.

Mr. Bartlett is not currently, nor has he ever been, a director of any public company.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our president. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant traffic. We are outsourcing in the meantime for the development of our website.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

-  Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
-  Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
-  Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
-  Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The registrant does presently not have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers. Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers.

Our current named executive officers hold substantial ownership in the registrant and are motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of their ability. As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas Bartlett, CEO, CFO, President, Secretary & Director	2010	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the registrant for their service as officers of the registrant.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Thomas Bartlett	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas Bartlett	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the registrant for their service as members of the board of directors of the registrant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 7 , 2011, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 8,998,776 shares of common stock issued and outstanding on July 7 , 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Thomas Bartlett 1380 Louger Ave Sarnia, ON N7S 5N7	5,658,776	62.88%

Common	Total all executive officers and directors	5,658,776	62.88%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities mother than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 5,658,776 shares of common stock at a price of $0.0025 per share to our president, Mr. Bartlett for consideration of $14,147 effective September 21, 2010. This issuance was made to Mr. Bartlett, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Family relationships between any of the selling shareholders and Thomas Bartlett, our president and director:

Anna Bartlett	Sister
John Bartlett	Father
Daphne Bartlett	Mother
Casey Winegard	Wife
Marion Winegard	Mother-in-law
Charles Winegard	Father-in-law
Kelly Winegard	Sister-in-law
Tim Winegard	Brother-in-law
Billy Pilon	Brother-in-law
Todd Whitlock	Brother-in-law

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders.  At April 11, 2011, there were 34 shareholders of the registrant holding a total of 8,998,776 common shares. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.

c)  Dividends.  Holders of the registrant’s common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant’s common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

	Number of Securities	Weighted Average Exercise	Number of Securities
	Issued upon Exercise of	Price of Outstanding Options	Remaining Available
Plan Category	Outstanding Options,	Warrants and Rights	Future Issuance

Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a

Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a

Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

We closed an issue of 5,658,776 shares of common stock on September 21, 2010 to our president and director, Thomas Bartlett, at a price of $0.0025 per share. The total proceeds received from this offering were $14,147. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

We completed an offering of 3,340,000 shares of our common stock at a price of $0.01 per share to a total of thirty three (33) purchasers on December 22, 2010. The total amount we received from this offering was $33,400. The identity of the purchasers from this offering is included in the selling shareholder table set forth above. We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

Item 5(b)  Use of Proceeds.  As described herein.

Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1)  is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)  securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing. If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB. We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB. We currently have no market maker who is willing to list quotations for our securities.

Shares Eligible for Future Sale

Upon the date of this prospectus, there are 8,998,776 common shares outstanding of which no common shares may be freely traded without registration.  However, 3,340,000 common shares of present shareholders are being registered on this offering.

The remaining 5,658,776 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by John Kinross-Kennedy, C.P.A., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.   Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

DogInn Inc.
1380 Louger Ave.
Sarnia, Ontario, N7S 5N7
Canada
(519) 381-7086

Our fiscal year ends on December 31, 2010.  Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC.  You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

FINANCIAL STATEMENTS

Index to Financial Statements:

Unaudited consolidated financial statements for the three months ended March 31, 2011, including:

33	Consolidated Balance Sheets as of March 31, 2011 and December 31, 2010,

34	Consolidated Statements of Operations for the Three Months Ended March 31, 2011 and for the period July 15, 2010 (Inception) through March 31, 2011,

35	Statement of Stockholders’ Equity for the period from July15, 2010 (Inception) to March 31, 2011,

36	Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2011 and for the period July 15, 2010 (Inception) through March 31, 2011.

37-41	Notes to Financial Statements

Audited financial statements for the period ended December 31, 2010, including:

42	Auditors’ Report

43	Balance Sheet

44	Statement of Operations

45	Statement of Stockholders’ Equity

46	Statement of Cash Flows

47-51	Notes to Financial Statements

DogInn, Inc.
(A Development Stage Company)
Balance Sheet
at at March 31, 2011 (unaudited) and December 31, 2010

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets
Cash	43,961	44,517

Total Assets	$43,961	$44,517

LIABILITIES AND STOCKHOLDERS' EQUITY
Other Liabilities
Officer Loan	2,889	2,889

Total Liabilities	2,889	2,889

Stockholders' Equity
Preferred Stock, $0.001 par value, 10,000,000 shares
authorized, 0 shares issued and outstanding
Common stock, $0.001 par value; 65,000,000 shares
authorized, 8,998,776 shares issued and outstanding
8,998,776 shares as at March 31, 2011;
8,998,776 shares as at December 31, 2010	8,999	8,999
Additionl paid-in Capital	38,548	38,548
Deficit during the development stage	(6,476)	(5,919)

Total Shareholders' Equity	41,071	41,628

Total Liabilities and Shareholders' Equity	$43,960	$44,517

The accompanying notes are an integral part of these financial statements

DogInn, Inc.
(A Development Stage Company)
Statement of Operations
For the Three Months ended March 31, 2011 and December 31, 2010
(Unaudited)

	For the	For the period
	three months	from Inception
	ended	July 15, 2010 to
	March 31,	March 31,
	2011	2011

Revenue	$-	$-

Cost of Sales	-	-

Operating Income	-	-

General and Administrative Expenses:
Professional Fees	550	3,550
Other Administrative Expenses	7	2,926
Total General and		-
Adminstrative Expenses	557	6,476
		-
		-
Net Income (Loss)	$(557)	$(6,476)

The accompanying notes are an integral part of these financial statements

DogInn, Inc.
(A Development Stage Company)
Statement of Shareholders' Equity
for the period from Inception, July 15, 2010, to March 31, 2011
(Unaudited)

				Deficit
				Accumulated	Total
	Common Stock		Additional	during the	Shareholders'
	Number of		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Inception, July 15, 2010	-	$-	$-	$-	$-

Common stock issued for cash,
Sep. 21, 2010 @ $0.0025/share	5,658,776	5,659	8488		14,147
Common stock issued for cash,
Dec. 10, 2010 @ $0.01/share	3,340,000	3,340	30060		33,400
Net loss for the year ended
December 31, 2010				(5,919)	(5,919)

Balances, December 31, 2010	8,998,776	$8,999	$38,548	$(5,919)	$41,628

Net Loss for the three months				(557)	(557)

Balances, March 31, 2011	8,998,776	8,999	38,548	(6,476)	41,071

The accompanying notes are an integral part of these financial statements

DogInn, Inc.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

	For the	For the period
	three months	from Inception
	ended	July 15, 2010 to
	March 31,	March 31,
	2011	2011

Cash flows from operating activities:
Net loss	$(557)	$(7,329)
Adjustments to reconcile net
loss to net cash used by
operating activities:	-	-
Change in operating assets and
liabilities:	-	-
Net cash (used by) operating activities	(557)	(7,329)

Cash flows from investing activities:
Common stock issued for cash	-	48,400
Net cash provided by investing activities	-	48,400

Cash flows from financing activities:
Proceeds of officer's loan	-	2,889
Net cash provided by by financing activities	-	2,889

Net increase (decrease) in cash	(557)	43,960

Cash, beginning of the period	44,517	-

Cash, end of the period	$43,960	$43,960

Supplemental cash flow disclosure:
Interest paid	$-	$-

Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

DOGINN INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2011
(Expressed in US Dollars)

NOTE 1.  BASIS OF PRESENTATION AND ORGANIZATION

These interim financial statements as of and for the three months ended March 31, 2011 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end December 31, 2010 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three month period ended March 31, 2011 are not necessarily indicative of results for the entire year ending December 31, 2011.

Doginn Inc. was incorporated in Nevada on July 15, 2010 as, a “C” corporation.    The company was capitalized in its initial fiscal year with subscriptions of $48,400 for stock. The Company was formed with the object of generating a website that is intended to provide travelers with information and resources regarding pet friendly accommodation, services and products.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Earnings Per Share

Earnings per share is calculated in accordance with FASB (Financial Accounting Standards Board) ASC (Accounting Standards Codification) No.260, Earnings Per Share for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  The Company has no potentially dilutive securities as of March 31, 2011

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the period ended March 31, 2011:

Numerator
Basic and diluted earnings (loss) per share:
Net Income (Loss)	$(557)
Denominator
Basic and diluted weighted average
number of shares outstanding	8,998,776

Basic and Diluted Net Earnings Per Share	$(0.00)

Income Taxes

The Company utilizes FASB (Financial Accounting Standards Board) ASC (Accounting Standards Codification) No. 109, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined in the following.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

On December 1, 2010 the Financial FASB issued ASU 2010-15 on the consolidation of variable interest entities.  The new guidance requires revised calculations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests.  Adoption of the new guidance did not have a material effect on our financial statements.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of March, 2011, reflect:

	Level 1	Level 2	Level 3
Total

Cash and Cash Equivalents	$43,961		$43,961

NOTE 3.  UNCERTINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not generated any revenue and has incurred a loss of $ 6,476 since inception July 15, 2010.

Management has taken the following step to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company pursued funding through sale of stock.  Management believes that the above action will allow the Company to continue operations through the next fiscal year. However management cannot provide any assurances that the Company will be successful in its retail operation.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations.  If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4.  DEVELOPMENT STAGE COMPANY

The Company is considered a development stage company, with no operating revenues during the period presented while developing its plan of operation.  The Company is required to report its operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as July 15, 2010. Since inception, the Company has incurred an operating loss of $6,476. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since July 15, 2010, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

NOTE 5.  OFFICER LOAN

The President of the Company, Thomas Bartlett, advanced funds to the Company on three promissory notes during 2010, aggregating to $2,880.  The notes carry no interest, have no terms of repayment other than to be repaid from future proceeds of the Company, and have no maturity.

NOTE 6.  CAPITAL STRUCTURE

There were no shares issued in the three months ending March 31, 2011.

As of March 31, 2011 the Company has authorized 10,000,000 shares of preferred stock, of which none were issued and outstanding.

As of March 31, 2011 the Company has authorized 65,000,000 shares of $0.001 par value common stock, of which 8,998,776 shares have been issued and are outstanding.

NOTE 7.  LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Shareholders
DogInn, Inc.

I have audited the accompanying balance sheet of DogInn, Inc. as of December 31, 2010 and the related statements of operations, of shareholders’ equity and of cash flows for the period then ended including from Inception, July 15, 2010 to December 31, 2010. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of DogInn, Inc. as of December 31, 2010 and the results of its operations, changes in stockholders’ equity and its cash flows for the period then ended, including from Inception, July 15, 2010 to December 31, 2010, in conformity with United States generally accepted accounting principles.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company as at December 31, 2010 had not established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  This factor raises substantial doubt concerning the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent on the successful completion of its business plan in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operation.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
March 23, 2011

DogInn, Inc.
(A Development Stage Company)
Balance Sheet
at at December 31, 2010

ASSETS
Current Assets
Cash	$44,517

Total Assets	$44,517

LIABILITIES AND STOCKHOLDERS' EQUITY
Other Liabilities
Officer Loan	$2,889

Total Liabilities	2,889

Stockholders' Equity
Preferred Stock, $0.001 par value, 10,000,000 shares
authorized, 0 shares issued and outstanding
Common stock, $0.001 par value; 65,000,000 shares
authorized, 8,998,776 shares issued and outstanding	8,999
Additionl paid-in Capital	38,548
Deficit during the development stage	(5,919)

Total Shareholders' Equity	41,628

Total Liabilities and Shareholders' Equity	$44,517

The accompanying notes are an integral part of these financial statements

DogInn, Inc.
(A Development Stage Company)
Statement of Operations
for the period from Inception, and for the three months, ended December 31, 2010

	For the	For the	For the period
	three months	period	from Inception
	ended	ended	July 15, 2010 to
	December 31,	December 31,	December 31,
	2010	2010	2010

Revenue	$-	$-	$-

Cost of Sales	-	-	-

Operating Income	-	-	-

General and Administrative Expenses:
Professional Fees	3,000	3,000	3,000
Other Administrative Expenses	2,919	2,919	2,919
Total General and
Adminstrative Expenses	5,919	5,919	5,919
Net Income (Loss)	$(5,919)	$(5,919)	$(5,919)

The accompanying notes are an integral part of these financial statements

DogInn, Inc.
(A Development Stage Company)
Statement of Shareholders' Equity
for the period from Inception, July 15, 2010, to December 31, 2010

				Deficit
				Accumulated	Total
	Common Stock		Additional	during the	Shareholders'
	Number of		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Inception, July 15, 2010	-	$-	$-	$-	$-

Common stock issued for cash,
Sep. 21, 2010 @ $0.0025/share	5,658,776	5,659	8488		14,147
Common stock issued for cash,
Dec. 10, 2010 @ $0.01/share	3,340,000	3,340	30060		33,400
Net loss for the year ended
December 31, 2010				(5,919)	(5,919)

Balances, December 31, 2010	8,998,776	$8,999	$38,548	$(5,919)	$41,628

The accompanying notes are an integral part of these financial statements

DogInn, Inc.
(A Development Stage Company)
Statement of Cash Flows
for the period from Inception, July 15, 2010, to December 31, 2010

		For the period
	For the period	from Inception
	ended	July 15, 2010 to
	December 31,	December 31,
	2010	2010

Cash flows from operating activities:
Net loss	$(5,919)	$(5,919)
Adjustments to reconcile net
loss to net cash used by
operating activities:	-	-
Change in operating assets and
liabilities:	-	-
Net cash (used by) operating
activities	(5,919)	(5,919)

Cash flows from investing activities:
Common stock issued for cash	47,547	47,547
Net cash provided by
investing activities	47,547	47,547

Cash flows from financing activities:
Proceeds of officer's loan	2,889	2,889
Net cash provided by
by financing activities	2,889	2,889

Net increase in cash	44,517	44,517

Cash, beginning of the period	-	-

Cash, end of the period	$44,517	$44,517

Supplemental cash flow disclosure:
Interest paid	$-	$-

Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

DOGINN INC.
A Development Stage Company
NOTES TO THE FINANCIAL STATEMENTS
For the period ended December 31, 2010
(Expressed in US Dollars)

NOTE 1.  NATURE OF ORGANIZATION

DogInn Inc. was incorporated in Nevada on July 15, 2010 as, a “C” corporation.    The company was capitalized in its initial fiscal year with subscriptions of $47,547 for stock. The Company was formed with the object of generating a website that is intended to provide travelers with information and resources regarding pet friendly accommodation, services and products.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Earnings Per Share

Earnings per share is calculated in accordance with FASB (Financial Accounting Standards Board) ASC (Accounting Standards Codification) No.260, Earnings Per Share for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  The Company has no potentially dilutive securities as of December 31, 2010.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the period ended December 31, 2010:

Numerator
Basic and diluted earnings (loss) per share:
Net Income		$(5,919)
Denominator
Basic and diluted weighted average
number of shares outstanding		8,998,776

Basic and Diluted Net Earnings Per Share	$	(0.00)

Income Taxes

The Company utilizes FASB (Financial Accounting Standards Board) ASC (Accounting Standards Codification) No. 109, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforward. However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined in the following.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

 In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

On December 1, 2010 the Financial FASB issued ASU 2010-15 on the consolidation of variable interest entities.  The new guidance requires revised calculations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests.  Adoption of the new guidance did not have a material effect on our financial statements.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of December 31, 2010, reflect:

	Level 1	Level 2	Level 3
Total

Cash and Cash Equivalents	$44,517		$44,517

NOTE 3.  UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not generated any revenue and has incurred a loss of $ 5,919 in its initial fiscal period.

Management has taken the following step to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company pursued funding through sale of stock.  Management believes that the above action will allow the Company to continue operations through the next fiscal year. However management cannot provide any assurances that the Company will be successful in its retail operation.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations.  If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4.  DEVELOPMENT STAGE COMPANY

The Company is considered a development stage company, with no operating revenues during the period presented while developing its plan of operation.  The Company is required to report its operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as July 15, 2010. Since inception, the Company has incurred an operating loss of $5,919. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since July 15, 2010, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

NOTE 5.  OFFICER LOAN

The President of the Company, Thomas Bartlett, advanced funds to the Company on three promissory notes during the period, aggregating to $2,880.  The notes carry no interest, have no terms of repayment other than to be repaid from future proceeds of the Company, and have no maturity.

NOTE 6.  CAPITAL STRUCTURE

During the period from inception July 15, 2010 through December 31, 2010 the Company entered into the following equity transactions:

September 21, 2010:	Sold 5,658,776 shares at $0.0025 per share realizing $14,147.
December 22, 2010:	Sold 3,340,000 shares at $0.01 per share realizing $33,400.

As of December 31, 2010 the Company has authorized 10,000,000 shares of preferred stock, of which none were issued and outstanding.

As of December 31, 2010 the Company has authorized 65,000,000 shares of $0.001 par value common stock, of which 8,998,776 shares have been issued and are outstanding.

NOTE 7.  RELATED PARTY TRANSACTIONS

September 21, 2010, 5,658,776 shares were issued to the President of the Company, Tom Bartlett, for consideration of $15,000.

The President of the Company, Tom Bartlett, loaned the company $2,880 during the period for working capital.

NOTE 8.  LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 9.  SUBSEQUENT EVENTS

Events subsequent to December 31, 2010 have been evaluated through March 21, 2010, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be disclosed.

3,340,000 Common Shares
on behalf of Selling Shareholders

Prospectus

DogInn, Inc.

July 7 , 2011

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________  2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.87
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$3,000
Legal fees and expenses	$5,000
Total	$8,003.87

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that:

a.    the directors will cause the registrant to indemnify a director or former director of the registrant and the directors may cause the registrant to indemnify a director or former directors of a corporation or which the registration is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the registrant or a director of such corporation, including an action brought by the registration or corporation.  Each director of the registrant on being elected or appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

b.   the directors may cause the registrant to indemnify an officer, employee or agent of the registrant or of a corporation of which the registrant is or was a shareholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the registrant or corporation. In addition, the registrant shall indemnify the secretary or an assistant secretary of the registrant (if he is not a full time employee of the Corporation and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such secretary and assistant secretary, on being appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

c.   the directors may cause the registrant to purchase and maintain insurance for the benefit6 of a person who is or was serving a director, officer, employee or agent of the registrant or as a director, officer, employee or agent of a corporation of which the registrant is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Item 15.  Recent Sales of Unregistered Securities

We closed an issue of 5,658,776 shares of common stock on September 21, 2010 to our president and director, Thomas Bartlett, at a price of $0.0025 per share.  The total proceeds received from this offering were $14,147.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 3,340,000 shares of our common stock at a price of $0.01 per share to a total of thirty three (33) purchasers on December 22, 2010.  The total amount we received from this offering was $33,400. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

All securities were sold pursuant to Regulation S(b)(3)(iii) in that:

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Jody M. Walker, Attorney At Law
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant
(1) Previously filed.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser,

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sarnia, Ontario, Canada, on July 7 , 2011.

DOGINN INC.

By:	/s/ Thomas Bartlett
Thomas Bartlett
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Thomas Bartlett
Thomas Bartlett
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary and Director